Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Center Bancorp, Inc.
Union, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements No. 333-37436, No. 333-37434, No. 333-116174, No. 333-125747 and No. 333-148323 on Form S-8 and Registration Statements No. 333-100884, No. 333-110710, No. 333-119932, No. 333-126805 and No. 333-157189 on Form S-3 of Center Bancorp, Inc. of our reports dated March 13, 2009, relating to the consolidated financial statements, and the effectiveness of Center Bancorp, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Reading, Pennsylvania
March 13, 2009